Exhibit 10.1

ADTRAN, INC.

2020 MARKET-BASED PERFORMANCE STOCK UNIT AGREEMENT

This Market-Based Performance Stock Unit Agreement (this “Agreement”) sets forth the specified terms of ADTRAN, Inc.’s grant of the target number of Market-Based Performance Stock Units (“PSUs”) set forth in the Morgan Stanley StockPlan Connect (the “Portal”) to the applicable grantee named in the Portal (the “Participant”) pursuant to the ADTRAN, Inc. 2020 Employee Stock Incentive Plan (the “Plan”) as of the date of grant set forth in the Portal (the “Date of Grant”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

Performance Period: The _____ year period beginning on the Date of Grant.

Earned PSUs and Delivery:  The number of PSUs that are earned pursuant to this Agreement will be based on the total shareholder return (“TSR”) of ADTRAN, Inc. (the “Company”) during the Performance Period relative to all companies in the NASDAQ Telecommunications Index. The Participant is eligible to earn between __% and __% of the target number of PSUs based on the Company’s relative TSR performance during the Performance Period in accordance with the sliding scale set forth below (approximately __% of the target award is earned for each ___ percentile increase up to __% of the target award and then approximately __% of the target award is earned for each __ percentile increase up to __% of the target award):

The Company’s TSR Performance relative to Specified Index (expressed as a percentile)	PSUs Earned (expressed as a percentage of target)
Less than __th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th Percentile	__%
__th or more Percentile	__%

One share of the Company’s common stock shall be issued to the Participant for every earned PSU. The Company will issue shares of common stock to the Participant as soon as administratively practicable following the date that the Committee certifies the level of performance and the number of PSUs earned by the Participant; provided, however, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to such shares of common stock before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action, to the maximum extent permitted by Section 409A of the Code. Except as specifically set forth herein, the award of PSUs shall automatically be forfeited without payment of any consideration in the event the Participant incurs a Separation from Service for any reason prior to the end of the Performance Period.

Accelerated Vesting and Delivery: In the event of (1) the Participant’s death, (2) the Participant’s Disability, or (3) a Change of Control of the Company, a portion of the granted PSUs shall be deemed earned by the Participant in an amount equal to (x) __% of the target number of PSUs granted pursuant to this Agreement multiplied by (y) a fraction, the numerator of which shall equal the number of days elapsed from the Date of Grant to the date of the applicable acceleration event and the denominator of which shall equal the days in the Performance Period.  One share of the Company’s common stock shall be issued to the Participant for every earned PSU as soon as administratively practicable following the acceleration event.

Dividend Credits: The Participant shall receive dividend credits upon the Company’s payment of cash dividends for its common stock during the Performance Period as follows:

(1)The Participant shall receive dividend credits on the target number of PSUs awarded on the Date of Grant (the “Original PSUs”), with the amount of such dividend credits credited to the Participant in the form of additional unearned PSUs, as calculated pursuant to the Plan.

(2)The Participant’s additional PSUs attributable to any dividend credits will be deemed earned in accordance with the same schedule as the Original PSUs (as described above).

(3)The delivery of additional PSUs attributable to dividend credits shall be made in a cash payment on the same date as the issuance of the common stock for the earned PSUs.

Designation of Beneficiary: The Participant hereby designates the following individual as the beneficiary of this Agreement:

Participant Name:

Beneficiary Name:

Address:

Relationship:

□ Check this box to apply the above beneficiary designation to all prior grants.

To   complete   this   beneficiary   designation,   this   Agreement   should   be   printed   out, the information above should be  completed,  and  the  Agreement  should  be  forwarded  to  _________  via  interoffice  mail  or  sent  to  _______________.  The Participant may modify this beneficiary designation by submitting the change in writing to the Company.

Beneficiary designations are not effective until received by the Company. If no beneficiary is designated, then except as may be provided in the Plan, any benefits due hereunder following the death of the Participant will be paid to the Participant’s estate.

The PSUs granted above are subject to all restrictions, terms and conditions set forth in the Plan.   In the event of any inconsistency between this Agreement and the Plan, the provisions of the Plan shall govern. The Participant has received a copy of the Plan’s prospectus, including a copy of the Plan. The Participant agrees to the terms of this Agreement, which may be amended only upon a written agreement signed by the parties hereto.

If there are any questions regarding this Agreement or the award of PSUs, please refer to the Plan or contact ________________ at ________________.

ADTRAN, INC.

[Name of Officer]

Title:___________